FOR IMMEDIATE RELEASE                            For further information:

                                                 Cynthia A. Bond
                                                 Director, Investor Relations
                                                 SFX Broadcasting, Inc.
                                                 (212) 407-9126


        SFX BROADCASTING ACQUIRES LIBERTY BROADCASTING FOR $227 MILLION

       SWAPS LONG ISLAND STATIONS FOR CHANCELLOR'S JACKSONVILLE STATIONS

NEW YORK, July 1, 1995 -- SFX Broadcasting, Inc. (NASDAQ: SFXBA) today announced that it has acquired all of the outstanding capital stock of privately-owned Liberty Broadcasting, Incorporated, an owner/operator of nineteen radio stations in six markets. The purchase price of the acquisition was $227.0 million.

Simultaneously, SFX and Dallas-based Chancellor Broadcasting Company jointly announced that they have agreed to exchange SFX's four Long Island, New York stations, gained in the Liberty acquisition, for Chancellor's two Jacksonville, Florida stations, which they are acquiring from Los Angeles-based OmniAmerica Communications, and an additional $11.0 million in cash. The Long Island stations going to Chancellor are WBAB(FM), WHFM(FM), WBLI(FM) and WGBB- AM; and the Jacksonville stations which SFX will gain are WFYV(FM) and WAPE(FM). Chancellor will immediately begin operating the Long Island stations pursuant to a Local Marketing Agreement and SFX will commence operating the Jacksonville stations pursuant to a Local Marketing Agreement on August 1, 1996.

The Liberty station roster includes the following stations: WHFS(FM) serving Washington, DC/Baltimore, Maryland; WBAB(FM), WHFM(FM), WBLI(FM), WGBB-AM serving Long Island, New York; WMXB(FM) serving Richmond, Virginia; WHCN(FM), WMRQ(FM) and WPOP-AM serving Hartford, Connecticut; WSNE(FM), WHJY(FM) and WHJJ-AM serving Providence, Rhode Island; and WGNA(FM), WPYX(FM), WGNA-AM and WTRY-AM serving Albany, New York. SFX previously announced that in a separate transaction, it will sell three of the Liberty stations, WXTR(FM), WXVR(FM) and WQSI-AM in Washington, DC, to Bonneville International Corporation of Salt Lake City for $25.0 million.

Commenting on the transactions, Robert F. X. Sillerman, Executive Chairman and Chief Executive Officer of SFX, said, "We are extremely pleased to be closing on this major acquisition which will give us significant presence in markets complementary to our focus. The Liberty

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acquisition represents the beginning of our utilization of the $750 million which we raised in May of this year.

"Swapping the Long Island stations for the Jacksonville stations was a difficult decision; they are great stations. However, in this new era of consolidation it is more productive to build dominant market presence. After the closing next week of Prism Radio Parners, we will have four FM and two AM stations in Jacksonville and will hold the dominant market position. Likewise, Chancellor will create a similar dominant position on Long Island. This cooperative transaction benefits both sides and is a further example of the growing strength of radio and its capabilities.

"It is great to be entering the Jacksonville market with a powerhouse of four FMs and two AMs. These are great stations in a growing market with strong demographics. WFYV(FM) and WAPE(FM) will lead our group, as they rank number one and three in the all important 25-54 demographic group. As part of our acquisition of Prism Radio Partners which we expect to close next week, we will gain four additional Jacksonville stations: WKQL(FM), WIVY(FM), WPDQ- AM and WOKV-AM."

The roster of Liberty stations and their markets is as follows:

In Providence, Rhode Island, the thirty-first ranking market, WHJY(FM) is the top ranked station; its format is album oriented rock. WSNE(FM) plays adult contemporary. WHJJ-AM has a news/talk format.

Hartford, Connecticut is the forty-first ranking market. WHCN(FM) plays album oriented rock. WMRQ(FM) has a modern rock format. WPOP-AM has a news/talk format.

Top-ranked WGNA(FM) and WGNA-AM play country and serve the Albany, New York market, which ranks fifty-seventh. WPYX(FM) ranks fourth and plays album oriented rock.

WMXB(FM) serving the fifty-sixth ranking Richmond, Virginia market has an adult contemporary format.

Radio Consultants, Inc. represented SFX Broadcasting, Inc. and Goldman, Sachs & Co. represented the sellers in the Liberty transaction.

The transaction between SFX and Chancellor is subject to the approval of the Federal Communications Commission.

With the anticipated consummation of all previously announced transactions, SFX will own and operate or provide services to the following radio stations:

                         - list of stations follows -


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KKRW (FM)    Houston, TX             WGNA (FM)    Albany, NY
KODA (FM)    Houston, TX             WPYX (FM)    Albany, NY
KQUE (FM)    Houston, TX             WGNA-AM      Albany, NY
KNUZ-AM      Houston, TX             WTRY-AM      Albany, NY
WHFS (FM)    Wash. DC/Baltimore, MD  WYSR (FM)    Albany, NY (a)
KMKX (FM)    San Diego               WMYI (FM)    Greenville-Spartanburg, SC
KYXY (FM)    San Diego               WGVL-AM      Greenville-Spartanburg, SC
WSNE (FM)    Providence, RI          WSSL (FM)    Greenville-Spartanburg, SC
WHYJ (FM)    Providence, RI          WROQ (FM)    Greenville-Spartanburg, SC
WHJJ (FM)    Providence, RI          KWFM (FM)    Tucson, AZ
WHCN (FM)    Hartford, CT            KRQQ (FM)    Tucson, AZ
WMRQ (FM)    Hartford, CT            KNST-AM      Tucson, AZ
WKSS (FM)    Hartford, CT            KCEE-AM      Tucson, AZ
WPOP-AM      Hartford, CT            WHMP (FM)    Springfield/Northampton, Ma.
WMAG (FM)    Greensboro, N.C.        WHMP-AM      Springfield/Northampton, Ma.
WHSL (FM)    Greensboro, N.C.        WPKX (FM)    Springfield/Northampton, Ma.
WTCK-AM      Greensboro, N.C.        KRZZ (FM)    Wichita, Kansas
WMFR-AM      Greensboro, N.C.        KKRD (FM)    Wichita, Kansas
WSIX (FM)    Nashville, TN           KNSS-AM      Wichita, Kansas
WRVW (FM)    Nashville, TN           WPLR (FM)    New Haven, Conn.
WFYV (FM)    Jacksonville, FL (c)    WYBC (FM)    New Haven, Conn. (a)
WAPE (FM)    Jacksonville, FL (c)    WGNE (FM)    Daytona Beach, FL.
WKQL (FM)    Jacksonville, FL        WCHZ (FM)    Augusta, Ga. (a)
WOKV (FM)    Jacksonville, FL        WAEG (FM)    Augusta, Ga. (c)
WIVY (FM)    Jacksonville, FL        WAEJ (FM)    Augusta, Ga. (c)
WPDG-AM      Jacksonville, FL        WJDS-AM      Jackson, MS
WLYT (FM)    Charlotte, NC           WKTF (FM)    Jackson, MS
WTDR (FM)    Charlotte, NC           WMSI (FM)    Jackson, MS
WHSL (FM)    Raleigh, NC (c)         WSTZ (FM)    Jackson, MS (a)
WZZU (FM)    Raleigh, NC             WZRX-AM      Jackson, MS
WDCG (FM)    Raleigh, NC             WJDX (FM)    Jackson, MS (b)
WRDU (FM)    Raleigh, NC             WKNN (FM)    Biloxi, MS
WTRG (FM)    Raleigh, NC             WMJY (FM)    Biloxi, MS
WMXB (FM)    Richmond, VA            WVCO (FM)    Myrtle Beach, SC (c)
                                     WYAK (FM)    Myrtle Beach, SC (c)
                                     WMYB (FM)    Myrtle Beach, SC (c)



                                        (a) Joint Selling Agreement (JSA)
                                        (b) JSA with option to buy
                                        (c) Local Marketing Agreement (LMA)

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Under contract to be sold or swapped by SFX are the Texas State Networks, a group of regional radio networks; KRLD-AM and KTCK-AM in Dallas; WXTR (FM), WXVR
(FM) AND WQSI-AM in Washington, D.C.; WHFM (FM), WBAB (FM), WBLI (FM) and WGBB-AM in Long Island, N.Y.; WVEZ (FM), WWKY-AM, and WTFX (FM) in Louisville, KY; KOLL (FM) in Little Rock, AR; and WRXR (FM) and WKBG (FM), in Augusta, GA.

     --30--eb/ny*

     CONTACT: SFX Broadcasting, New York
              Cynthia A. Bond, Director, Investor Relations
              212/407-9126